                                                                     Exhibit 4.4

                                                                  EXECUTION COPY

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                        ASSIGNMENT AND SECURITY AGREEMENT


                          Dated as of November 1, 1999


                                       by


                         TENASKA GEORGIA PARTNERS, L.P.


                                       to


                            THE CHASE MANHATTAN BANK,
                               as Collateral Agent


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

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

              1.1.  DEFINITIONS................................................2


                                   ARTICLE II

                   ASSIGNMENT AND GRANT OF SECURITY INTERESTS

              2.1.  ASSIGNMENT AND GRANT OF SECURITY INTEREST..................6
              2.2.  SECURITY INTEREST ABSOLUTE.................................7
              2.3.  POWER OF ATTORNEY..........................................7


                                   ARTICLE III

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

              3.1.  VALIDITY, PERFECTION AND PRIORITY OF LIEN..................9
              3.2.  NO LIENS; OTHER FINANCING STATEMENTS......................10
              3.3.  CHIEF EXECUTIVE OFFICE; NAME; RECORDS.....................11
              3.4.  FINANCING STATEMENTS......................................11
              3.5.  ADDITIONAL STATEMENTS AND SCHEDULES.......................11
              3.6.  WAREHOUSE RECEIPTS NON-NEGOTIABLE.........................11


                                   ARTICLE IV

              SPECIAL PROVISIONS CONCERNING INVENTORY AND EQUIPMENT

              4.1.  Maintenance of Insurance; Protection of Security Interest.12
              4.2.  Location of Inventory and Equipment.......................12
              4.3.  INVENTORY RECORDS.........................................12

                                    ARTICLE V

                   SPECIAL PROVISIONS CONCERNING RECEIVABLES,
                            CONTRACTS AND INSTRUMENTS

              5.1.  ADDITIONAL REPRESENTATIONS AND WARRANTIES.................12
              5.2.  MAINTENANCE OF RECORDS; LEGENDING OF RECORDS..............13
              5.3.  MODIFICATION OF TERMS; NO PAYMENT TO PARTNERSHIP..........13
              5.4.  DIRECTION TO ACCOUNT DEBTORS, CONTRACTING PARTIES.........14
              5.5.  INSTRUMENTS...............................................14


                                   ARTICLE VI

                     SPECIAL PROVISIONS CONCERNING CONTRACTS

              6.1.  SECURITY INTEREST IN CONTRACT RIGHTS......................14
              6.2.  FURTHER PROTECTION........................................15
              6.3.  LIABILITIES UNDER RECEIVABLES AND CONTRACTS...............15
              6.4.  REMEDIES..................................................16


                                   ARTICLE VII

                   REMEDIES UPON OCCURRENCE OF A TRIGGER EVENT

              7.1.  REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT...........16
              7.2.  REMEDIES; DISPOSITION OF THE COLLATERAL...................18
              7.3.  WAIVER....................................................18
              7.4.  APPLICATION OF PROCEEDS; PARTNERSHIP LIABLE FOR
                    DEFICIENCY................................................20
              7.5.  NO WAIVER; REMEDIES CUMULATIVE............................20
              7.6.  DISCONTINUANCE OF PROCEEDINGS.............................20


                                  ARTICLE VIII

                                  MISCELLANEOUS

              8.1.  NOTICES...................................................21
              8.2.  AMENDMENT.................................................21
              8.3.  SUCCESSORS AND ASSIGNS....................................21
              8.4.  SURVIVAL..................................................21
              8.5.  HEADINGS DESCRIPTIVE......................................22

              8.6.  SEVERABILITY..............................................22
              8.7.  PARTNERSHIP'S DUTIES......................................22
              8.8.  CONTINUING SECURITY INTEREST..............................22
              8.9.  TERMINATION; RELEASE......................................22
              8.10.  REINSTATEMENT............................................22
              8.11.  COUNTERPARTS.............................................23
              8.12.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF
                     JURY TRIAL...............................................23
              8.13.  AUTHORITY OF COLLATERAL AGENT............................24
              8.14.  CONFLICT WITH COLLATERAL AGENCY AGREEMENT................24
              8.15.  INDEMNITIES AND EXPENSES.................................24
              8.16.  ENTIRE AGREEMENT.........................................24

SCHEDULE I -   Filing Offices
SCHEDULE II -  Instruments

                        ASSIGNMENT AND SECURITY AGREEMENT

                  ASSIGNMENT AND SECURITY AGREEMENT, dated as of November 1, 1999 (this "SECURITY AGREEMENT"), made by TENASKA GEORGIA PARTNERS, L.P., a Delaware limited partnership (together with its successors and assigns, the "PARTNERSHIP"), in favor of THE CHASE MANHATTAN BANK, as Collateral Agent and grantee for the benefit of the Senior Parties or certain of them as provided in the Collateral Agency Agreement.

                              W I T N E S S E T H:

                  WHEREAS, the Partnership proposes to develop, construct, operate and maintain a 936 MW (nominal rating) natural gas-fired simple-cycle electric generating plant in Heard County, Georgia (the "PROJECT").

                  WHEREAS, the Partnership intends to finance the development, construction and start-up of the Project, through the issuance of certain bonds (the "BONDS") pursuant to a trust indenture, dated as of November 1, 1999 between the Partnership and The Chase Manhattan Bank, as Trustee (the "INDENTURE").

                  WHEREAS, the Project will be owned by the Development Authority of Heard County, Georgia, a public corporation created and existing under the laws of the State of Georgia (the "AUTHORITY"), and will be leased to the Partnership pursuant to a Lease Agreement dated as of November 1, 1999 between the Authority and the Partnership.

                  WHEREAS, the Authority will issue its Industrial Development Revenue Bonds (the "AUTHORITY BONDS") pursuant to a trust indenture, dated as of November 1, 1999 between the Authority and The Chase Manhattan Bank, as Authority Trustee (the "AUTHORITY INDENTURE").

                  WHEREAS, the Authority Bonds will be purchased by the Partnership and pledged to the Collateral Agent, along with certain other collateral to secure the obligations of the Partnership under the Bonds.

                  WHEREAS, in order to satisfy certain requirements of the Partnership under the Financing Documents, the Partnership may incur Indebtedness as permitted under the Common Agreement in connection with the issuance of the DSR

LOC by the DSR LOC Provider pursuant to the DSR LOC Reimbursement Agreement and the PPA LOC by the PPA LOC Provider pursuant to the PPA LOC Reimbursement Agreement.

                  WHEREAS, pursuant to the terms of the Common Agreement, the Partnership may incur additional Permitted Indebtedness which will be secured by the Collateral.

                  WHEREAS, to secure its obligations under the Financing Documents, the Partnership is entering into this Security Agreement with the Collateral Agent, pursuant to which the Collateral Agent, acting on behalf of the Senior Parties or certain of them as provided in the Collateral Agency Agreement, will obtain a continuing Lien on and perfected security interest in the Collateral.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. DEFINITIONS. (a) For all purposes of this Security Agreement, capitalized terms used but not otherwise defined herein shall have the meaning set forth in APPENDIX A to the Common Agreement.

                  (b) The following terms shall have the following respective meanings unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Commercial terms used herein and not otherwise defined shall have the meaning specified for such terms in the Uniform Commercial Code as in effect in the State of New York.

                  "CHATTEL PAPER" shall mean "chattel paper" as such term is defined in the Uniform Commercial Code as in effect in any relevant jurisdiction.

                  "CONTRACT RIGHTS" shall have the meaning specified in SECTION
6.1 (Security Interest in Contract Rights).

                  "CONTRACTS" shall mean all contracts to which the Partnership now is, or hereafter will be, bound, as a party, beneficiary or assignee, including, without limitation, all of the Project Documents, including all exhibits thereto, and all other instruments, agreements and documents executed and delivered with respect to such contracts, all Third Party Consents, and all revenues, rentals, Proceeds and other sums of money due and to become due from any of the foregoing, as the same may be modified, supplemented or amended from time to time in accordance with their terms.

                  "DOCUMENTS" shall mean "documents" as such term is defined in the Uniform Commercial Code as in effect in any relevant jurisdiction.

                  "EQUIPMENT" shall mean "equipment" as such term is defined in the Uniform Commercial Code as in effect in any relevant jurisdiction, now or hereafter owned or leased by the Partnership and, in any event, shall include, but shall not be limited to, all equipment used in connection with the Project, all machinery, manufacturing equipment, data processing equipment, computers, tools, office equipment, appliances, furniture, furnishings, fixtures, vehicles, motor vehicles, and any manuals, instructions, blueprints, computer software and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "EVENT OF DEFAULT" shall mean an "event of default" under the Common Agreement.

                  "FIXTURES" shall mean "fixtures" as such term is defined in the Uniform Commercial Code as in effect in any relevant jurisdiction and in any event shall include all goods now or hereafter attached to, placed on, or incorporated into the Site.

                  "GENERAL INTANGIBLES" shall mean "general intangibles" as such term is defined in the Uniform Commercial Code as in effect in any relevant jurisdiction, now or hereafter owned by the Partnership and shall include, but not be limited to, all trademarks, trademark applications, trademark registrations, tradenames, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), including logos and/or designs, copyrights, patents, patent applications, goodwill of the Partnership's business symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises, and any rights to tax refunds to which the Partnership is now or hereafter may be entitled.

                  "INSTRUMENTS" shall mean "instruments" as such term is defined in the Uniform Commercial Code as in effect in any relevant jurisdiction.

                  "INVENTORY" shall mean all of the inventory of the Partnership of every type or description, including all "inventory" as such term is defined in the Uniform Commercial Code as in effect in any relevant jurisdiction, now owned or hereafter acquired and wherever located, including without limitation, whether raw, in process or finished, all materials usable in processing the same and all documents of title covering any inventory, including but not limited to work in process, materials used or consumed in the Partnership's business, now owned or hereafter acquired or manufactured by the Partnership and held for sale in the ordinary course of its business; all present and future substitutions therefor, parts and accessories thereof and all additions thereto; and all proceeds thereof and products of such inventory in any form whatsoever.

                  "INVENTORY RECORDS" shall mean all books, records and other property and General Intangibles at any time relating to the Inventory.

                  "OBLIGATIONS" shall mean, collectively, all Indebtedness, liabilities and obligations of the Partnership (including, but not limited to, principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Senior Parties (of whatsoever nature and howsoever evidenced) under or pursuant to the Indenture, the Bonds, the DSR LOC Reimbursement Agreement, the PPA LOC Reimbursement Agreement, any Working Capital Line Facility, any Additional Bonds, and any other Financing Document (or any other similar agreement entered into by the Partnership with respect to the incurrence of Permitted Indebtedness (other than Subordinated Debt)), to the extent arising on or prior to the Debt Termination Date (as defined in the Collateral Agency Agreement), in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements.

                  "PROCEEDS" shall mean "proceeds" as such term is defined in the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or the Partnership from time to time, and claims for insurance, indemnity, warranty or guaranty effected or held for the benefit of the Partnership, with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Partnership from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of

Governmental Authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "RECEIVABLES" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect in any relevant jurisdiction and in any event shall include, but not be limited to, all of the Partnership's rights to payment for goods (including, without limitation, electricity) sold or leased, or services performed, by the Partnership, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, contract rights (including any and all rights to liquidated damage payments) security agreement, chattel paper, or other evidence of indebtedness or security, together with (i) all security pledged, assigned, hypothecated or granted to or held by the Partnership to secure the foregoing, (ii) all of the Partnership's right, title and interest in and to any goods (including, without limitation, electricity), the sale of which gave rise thereto, (iii) all guarantees, warranties, endorsements, indemnifications or collateral on, or of, any of the foregoing, (iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, correspondence, credit files, records, ledger cards, invoices, and other papers relating thereto, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of the Partnership or any computer bureau from time to time acting for the Partnership, (vi) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers,
(vii) all credit information, reports and memoranda relating thereto, and (viii) all other writings related in any way to the foregoing.

                  "SENIOR PARTIES" shall mean, collectively, the Trustee, the Collateral Agent, the DSR LOC Provider, the PPA LOC Provider, a Working Capital Line Facility Provider, and any holder of Senior Debt (other than the Bonds).

                  "SITE" shall mean that certain parcel described as that certain 101.29 acres of land identified and described in that certain Leasehold Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement executed by the Partnership, as Grantor, in favor of the Collateral Agent, as Grantee, of even date herewith; situated in Heard County, Georgia, and all easements, licenses and rights of way relating thereto.

                                   ARTICLE II

                   ASSIGNMENT AND GRANT OF SECURITY INTERESTS

                  SECTION 2.1. ASSIGNMENT AND GRANT OF SECURITY INTEREST. (a) As security for the prompt and complete payment and performance when due of all of the Obligations, the Partnership hereby grants to the Collateral Agent for itself and for the benefit of the Senior Parties or certain of them as provided in the Collateral Agency Agreement a continuing security interest of first priority, in all of the Partnership's right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located: (i) all Receivables, (ii) all Inventory, (iii) all Equipment, (iv) all General Intangibles, (v) all Contracts and all Contract Rights, (vi) the Funds and all cash, investments and securities from time to time held in any checking, savings, deposit or other account of the Partnership, pROVIDED that the security interest in the Debt Service Reserve Account granted herein to the Collateral Agent shall be solely for the benefit of the Trustee acting on behalf of the Holders (and for the benefit of the DSR LOC Agent to the extent of the Interest Portion thereof); (vii) all Governmental Approvals, PROVIDED, that any Governmental Approval which by its terms or by operation of law would become void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder or if a security interest therein were granted hereunder is expressly excepted and excluded from the Lien and the terms of this Security Agreement to the extent necessary so as to avoid such voidness, voidability, terminability or revocability, (viii) all Fixtures, including but not limited to those now or hereafter attached to, placed on, or incorporated in the Site, (ix) without limiting the generality of the foregoing, all other personal property, goods, Instruments, Chattel Paper, Documents, credits, claims, demands and assets of the Partnership whether now existing or hereafter acquired from time to time (including but not limited to the Authority Bonds and the Partnership's rights and benefits as a holder of the Authority Bonds under the Authority Indenture, including in respect of the Authority Security Deed, the Authority's interest in the Lease Agreement, the Guaranty and all other security held by the Authority Trustee thereunder for the benefit of the holders of the Authority Bonds), all rights to receive equity contributions, and all rights to Loss Proceeds, but excluding the proceeds of third party liability insurance and worker's compensation), and (x) any and all additions and accessions to any of the foregoing, all improvements thereto, all substitutions and replacements therefor and all products and Proceeds thereof (all of the above collectively, the "COLLATERAL").

                  (b) The security interest granted to the Collateral Agent pursuant to this Security Agreement extends to all Collateral of the kind which is the subject of this Security Agreement which the Partnership may acquire at any time during the continuation of this Security Agreement, whether such Collateral is in transit or in the Partnership's, any Senior Party's, or any other Person's constructive, actual or exclusive occupancy or possession.

                  SECTION 2.2. SECURITY INTEREST ABSOLUTE. All rights of the Senior Parties and all security interests hereunder shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Indenture, any other Financing Document, or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, or any other Financing Document;

                  (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

                  (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Partnership or a third party pledgor.

                  SECTION 2.3. POWER OF ATTORNEY. (a) The Partnership hereby irrevocably constitutes and appoints the Collateral Agent, on behalf of the Senior Parties, or any Person, officer or agent whom the Collateral Agent may designate, as the Partnership's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Partnership and in the name of the Partnership or in its own name, at the Partnership's cost and expense, to exercise at any time in the Collateral Agent's discretion all or any of the following powers, in accordance and subject to the terms and conditions of the Project Documents, which, being coupled with an interest, shall be irrevocable until the Debt Termination Date (as defined in the Collateral Agency Agreement):

                  (i) to receive, take, endorse, sign, assign and deliver, all in the Collateral Agent's or the Partnership's name, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

                  (ii) to receive, open and dispose of all mail addressed to the Partnership and to notify postal authorities to change the address for delivery thereof to such address as the Collateral Agent designates;

                  (iii) to request from account debtors of the Partnership in the Partnership's name or that of the Senior Parties or that of the Collateral Agent's designee, information concerning the Receivables and the amounts owing thereon;

                  (iv) to transmit to account debtors indebted on Receivables notice of the Collateral Agent's interest therein;

                  (v) to notify account debtors indebted on Receivables to make payment directly to the Collateral Agent;

                  (vi) to take or bring, in the Partnership's name or in the Collateral Agent's name on behalf of the Senior Parties, all steps, actions, suits or proceedings deemed by the Collateral Agent to be necessary or desirable to enforce or effect collection of the Receivables;

                  (vii) to prepare, sign and file any Uniform Commercial Code financing statements or file this Security Agreement in the name of the Partnership as debtor;

                  (viii) if the Partnership shall have failed to do so in a timely manner, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the covenants of the Partnership contained in any Financing Document;

                  (ix) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

                  (x) to defend any suit, action or proceeding brought against the Partnership with respect to any Collateral;

                  (xi) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Senior Parties may deem appropriate;

                  (xii) generally, to sell or transfer and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Senior Parties were the absolute owner thereof for all purposes, and to do, at the Senior Parties' option and the Partnership's expense, at any time, or from time to time, all acts and things which the Senior Parties deem necessary to protect, preserve or realize upon the Collateral and the Liens of the Senior Parties thereon;

                  (xiii) to execute, in connection with any foreclosure, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (xiv) to exercise the Partnership's rights under any Contract in accordance with SECTION 6.3 (Liability under Receivables and Contracts) hereof;

PROVIDED, HOWEVER, that the Collateral Agent shall not exercise its powers under clauses (ii), (iii), (vi), (ix), (x), (xi), (xii), (xiii) or (xiv) unless a Trigger Event has occurred and is continuing and if so required pursuant to the Collateral Agency Agreement.

                  (b) The Partnership hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. The Partnership hereby acknowledges and agrees that in acting pursuant to this power-of-attorney the Collateral Agent shall be acting in its own interest and in the interest of the Senior Parties and the Partnership acknowledges and agrees that the Collateral Agent and the Senior Parties shall have no fiduciary duties to the Partnership and the Partnership hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

                                   ARTICLE III

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

                  The Partnership hereby represents, warrants and covenants to the Collateral Agent and the Senior Parties, which representations, warranties and covenants shall survive execution and delivery of this Security Agreement, as follows:

                  SECTION 3.1. VALIDITY, PERFECTION AND PRIORITY OF LIEN. (a) The security interests in the Collateral granted hereunder to the Collateral Agent for itself and the benefit of the Senior Parties or certain of them as provided in the Collateral Agency Agreement constitute valid and continuing security interests in the Collateral; and

                  (b) (i) financing statements naming the Partnership as "debtor" and the Collateral Agent as "secured party" and describing the Collateral having been filed in the filing offices set forth on Schedule I hereto, (ii) the Instruments listed on Schedule II hereto and all Instruments and Chattel Paper evidencing an amount of Receivables equal to or greater than $5,000 individually or $20,000 in the aggregate, having been delivered to the Collateral Agent, and (iii) all other Chattel Paper having been stamped to indicate the security interest of the Collateral Agent for itself and the benefit of the Senior Parties or certain of them as provided in the Collateral Agency Agreement, the security interests in the Collateral granted hereunder to the Collateral Agent for itself and the benefit of the Senior Parties or certain of them as provided in the Collateral Agency Agreement, constitute perfected security interests therein superior and prior to all Liens other than Permitted Liens, rights or claims of all other Persons.

                  SECTION 3.2. NO LIENS; OTHER FINANCING STATEMENTS. (a) Except for the Lien granted hereunder to the Collateral Agent for itself and the benefit of the Senior Parties or certain of them as provided in the Collateral Agency Agreement, the Partnership is, and as to all Collateral whether now existing or hereafter acquired after the date hereof, the Partnership will continue to be the owner of valid and marketable title in and to each item of the Collateral free and clear of any and all Liens other than Permitted Liens and the Partnership shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent or any Senior Party.

                  (b) Other than financing statements filed in connection herewith, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral, except (i) financing statements filed in connection with Permitted Liens, and (ii) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing. The Partnership will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby to the Collateral Agent by the Partnership and financing statements filed in respect of and covering Permitted Liens.

                  SECTION 3.3. CHIEF EXECUTIVE OFFICE; NAME; RECORDS. (a) The chief executive office of the Partnership is located at 1044 North 115 Street, Suite 400, Omaha, Nebraska 68154. The Partnership will not (i) move its chief executive office, or (ii) change its name from, nor carry on business under any name other than "Tenaska Georgia Partners, L.P.," unless it has complied with the requirements of SECTION 3.3(B). The originals of all documents evidencing all Contracts and Receivables of the Partnership, and the only original books of accounts and records concerning the Collateral are, and will continue to be, kept at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office, or at such new location for such chief executive office as the Partnership may establish in accordance with SECTION 3.3(B).

                  (b) The Partnership shall not establish a new location for its chief executive office or change its name or the name under which it presently conducts its business until (i) it has given to the Collateral Agent not less than 60 days' prior written notice of its intention so to do, clearly describing such new location or specifying such new name, as the case may be, and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location or such new name, as the case may be, the Partnership shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  SECTION 3.4. FINANCING STATEMENTS. The Partnership agrees that all necessary and appropriate recordings and filings will be effected in all necessary and appropriate public offices so that the Lien created by the Security Documents will at all times constitute a perfected Lien on and security interest in the Collateral prior and superior to all other Liens other than Permitted Liens all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other Applicable Law. The Partnership will pay any applicable filing fees and related expenses. The Partnership authorizes the Collateral Agent to file any such financing statements without the signature of the Partnership.

                  SECTION 3.5. ADDITIONAL STATEMENTS AND SCHEDULES. The Partnership shall execute and deliver to the Collateral Agent, from time to time, for its convenience in maintaining a record of the Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

                  SECTION 3.6. WAREHOUSE RECEIPTS NON-NEGOTIABLE. The Partnership agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt or other Document is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be drawn in such a manner as to be "negotiable" (as such term is used in Section 7-104 or similar provision of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other Applicable Law).

                                   ARTICLE IV

              SPECIAL PROVISIONS CONCERNING INVENTORY AND EQUIPMENT

                  SECTION 4.1. MAINTENANCE OF INSURANCE; PROTECTION OF SECURITY INTEREST. The Partnership shall carry with respect to the Collateral and its use such insurance, if any, as shall be required under the Common Agreement.

                  SECTION 4.2. LOCATION OF INVENTORY AND EQUIPMENT. (a) All Inventory and Equipment owned on the date hereof by the Partnership is located on the Site (other than Equipment undergoing repairs). The Partnership agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) the Site, or such new location as the Partnership may establish in accordance with SECTION 4.2(B).

                  (b) The Partnership may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent 60 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  SECTION 4.3. INVENTORY RECORDS. The Partnership shall maintain, at its own cost and expense, satisfactory and complete Inventory Records.

                                    ARTICLE V

                   SPECIAL PROVISIONS CONCERNING RECEIVABLES,
                            CONTRACTS AND INSTRUMENTS

                  SECTION 5.1. ADDITIONAL REPRESENTATIONS AND WARRANTIES. As of the time when each of its Receivables arises, the Partnership shall be deemed to have represented and warranted that such Receivable and all records, papers and documents relating thereto, if any, are genuine and in all respects what they purport to be, and that all papers and documents, if any, relating thereto (i) will (subject to dispute, return, replacement, settlement or compromise) represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor arising out of the performance of labor or services or the sale and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for purposes other than general accounting purposes), (iii) will (subject to dispute, return, replacement, settlement or compromise) evidence true and valid obligations, enforceable in accordance with their respective terms, not subject to the fulfillment of any contract or condition whatsoever unless set forth in the writing and not subject to any defenses, set-offs or counterclaims (except with respect to any such defenses, set-offs or counterclaims which the other party in any Project Document may have in connection with such Project Document) or stamp or other taxes, and not subject to any provisions prohibiting the assignment contemplated hereunder, and (iv) will be in compliance and will conform with all Applicable Laws.

                  SECTION 5.2. MAINTENANCE OF RECORDS; LEGENDING OF RECORDS. The Partnership will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables, including, but not limited to, records of all payments received and all credits granted thereon, and the Partnership will make the same available to the Collateral Agent and the Senior Parties for inspection at the Partnership's chief executive office, at the Partnership's own cost and expense, at any and all reasonable times during normal business hours upon demand. The Partnership shall, at its own cost and expense, deliver all tangible evidence that the Collateral Agent may request of its Receivables (including, without limitation, all documents evidencing the Receivables) and books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Partnership) at any reasonable time during normal business hours upon the Collateral Agent's demand. If a Trigger Event occurs and is continuing, and if the Collateral Agent so directs, the Partnership shall legend in form and substance satisfactory to the Collateral Agent, the Receivables, Chattel Paper and Contracts, as well as books, records and documents of the Collateral Agent evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

                  SECTION 5.3. MODIFICATION OF TERMS; NO PAYMENT TO PARTNERSHIP. The Partnership shall not rescind or cancel any indebtedness evidenced by any Receivable or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or interest therein, without the prior written consent of the Collateral Agent. The Partnership will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and will do nothing to impair the rights of the Collateral Agent in the Receivables.

                  SECTION 5.4. DIRECTION TO ACCOUNT DEBTORS, CONTRACTING PARTIES. (a) The Partnership agrees that the Collateral Agent may, at its option, directly notify the account debtors or obligors with respect to any Receivables and/or under any Project Documents to make payments with respect thereto directly to it.

                  (b) Upon the occurrence of and during the continuance of a Trigger Event, the Partnership agrees to be bound by any collection, compromise, forgiveness, extension or other action taken by the Collateral Agent with respect to the Receivables and/or Project Documents. Upon the occurrence of and during the continuance of a Trigger Event, without notice to or assent by the Partnership, the Collateral Agent may apply any or all amounts then in, or thereafter deposited with it in accordance with the provisions of the Collateral Agency Agreement. The reasonable costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by the Partnership or any Senior Party, shall be borne by the Partnership.

                  SECTION 5.5. INSTRUMENTS. If any of the Receivables becomes evidenced by an Instrument having a face value in excess of $5,000 and a maturity of 30 days or longer, the Partnership shall promptly notify the Collateral Agent thereof, and upon request by the Collateral Agent, within ten
(10) days, shall deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder. Notwithstanding the foregoing, at such time that an Event of Default shall have occurred and be continuing, or at such time as the Partnership shall own or acquire Instruments which in the aggregate exceed $20,000, the Partnership, within ten (10) days, shall deliver all Instruments to the Collateral Agent, appropriately endorsed to the order of the Collateral Agent as further security hereunder.

                                   ARTICLE VI

                     SPECIAL PROVISIONS CONCERNING CONTRACTS

                  SECTION 6.1. SECURITY INTEREST IN CONTRACT RIGHTS. The Partnership's grant, pursuant to SECTION 2.1 (Assignment and Grant of Security Interest), to the Collateral Agent, of a security interest in all of its right, title and interest in and to each and all of the Contracts and the contract rights thereunder, includes, but is not limited to:

                  (i) all (A) rights to payment under any Contract and (B) payments due and to become due under any Contract, in each case whether as contractual obligations, damages or otherwise;

                  (ii) all of its claims, rights, powers, or privileges and remedies under any Contract; and

                  (iii) all of its rights under any Contract to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract to demand, receive, enforce, collect or receipt for any of the foregoing rights or any property the subject of any of the Contracts, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which, in the reasonable opinion of the Collateral Agent, may be necessary or advisable in connection with any of the foregoing (the Contracts, together with all of the foregoing in this SECTION 6.1, the "CONTRACT RIGHTS");

PROVIDED, HOWEVER, that until the occurrence and continuance of a Trigger Event, notwithstanding anything else herein to the contrary, the Partnership may, subject to the terms and provisions of the Indenture, exclusively exercise all of the Partnership's rights, powers, privileges and remedies under the Contracts, other than the right to receive monies due or to become due under the Contracts.

                  SECTION 6.2. FURTHER PROTECTION. The Partnership warrants and forever shall defend the title to the Contract Rights against the claims and demands of any Person and hereby grants the Collateral Agent full power and authority, upon the occurrence or during the continuance of a Trigger Event to take all actions as the Collateral Agent reasonably deems necessary or advisable to effectuate the provisions set forth in this sentence.

                  SECTION 6.3. LIABILITIES UNDER RECEIVABLES AND CONTRACTS. Anything herein to the contrary notwithstanding (including, without limitation, the grant of any rights to the Collateral Agent) the Partnership shall remain liable under each of the Receivables and Contracts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable or Contract.

Neither the Collateral Agent nor any Senior Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent of any payment relating to such Receivable or Contract pursuant hereto, nor shall the Collateral Agent or any Senior Party be obligated in any manner to perform any of the obligations of the Partnership under or pursuant to any Receivable (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  SECTION 6.4. REMEDIES. Upon the occurrence of any Trigger Event and continuance thereof, the Collateral Agent shall have the rights set forth in ARTICLE VII hereof, and in addition may (i) enforce all remedies, rights, powers and privileges of the Partnership under any or all of the Contracts, (ii) sell any or all of the Contract Rights at a public or private sale upon at least 10 days' prior written notice and/or (iii) substitute itself or any nominee or trustee in lieu of the Partnership as party to any of the Contracts and to notify the obligor of any Contract Right (the Partnership hereby agreeing to deliver any such notice at the request of the Collateral Agent) that all payments and performance under the relevant Contract shall be made or rendered to the Collateral Agent or such other Person as the Collateral Agent may designate.

                                   ARTICLE VII

                   REMEDIES UPON OCCURRENCE OF A TRIGGER EVENT

                  SECTION 7.1. REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT.
(a) Subject to the terms of the Collateral Agency Agreement, upon the occurrence of any Trigger Event and continuance thereof, the Collateral Agent shall be entitled to exercise on behalf of the Senior Parties, all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and all rights now or hereafter existing under all other applicable laws to enforce this Security Agreement and the security interests contained herein, and, in addition, subject to any Applicable Laws then in effect, the Collateral Agent may, in addition to its other rights and remedies hereunder, including without limitation under SECTIONS 7.2 (Remedies; Disposition of the Collateral) and 7.6 (Discontinuance of Proceedings) of this Security Agreement, and also the rights of the Senior Parties under the Transaction Documents, do any of the following:

                  (i) personally, or by agents, trustees or attorneys, immediately take possession of the Collateral or any part thereof, from the Partnership or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Partnership's or such other Person's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Partnership;

                  (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Collateral Agent; and

                  (iii) take possession of the Collateral or any part thereof, by directing the Partnership in writing to turn over the same to the Collateral Agent at the Site or, to the extent such Collateral may be moved, to deliver the same to the Collateral Agent at any other place or places designated by the Collateral Agent, in which event the Partnership shall at its own expense, (A) forthwith turnover the same to the Collateral Agent at the Site or cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent, as the case may be; (B) store and keep any Collateral so turned over or delivered to the Collateral Agent at the Site or at such place or places pending further action by the Collateral Agent as provided in SECTION 7.2 (Remedies; Disposition of the Collateral) hereof; and (C) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition.

                  (b) The Partnership's obligation to turn over or deliver the Collateral as set forth above is of the essence of this Security Agreement and, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to obtain a decree requiring specific performance by the Partnership of said obligation.

                  (c) When Collateral is in the Collateral Agent's possession,
(i) the Partnership shall pay (or reimburse the Collateral Agent on demand for) all reasonable expenses (including the cost of any insurance and payment of taxes or other charges) incurred in the custody, preservation, use or operation of the Collateral, and the obligation to reimburse all such expenses shall be secured hereby, and (ii) the risk of accidental loss or damage shall be on the Partnership to the extent of any deficiency in any effective insurance coverage.

                  SECTION 7.2. REMEDIES; DISPOSITION OF THE COLLATERAL. Any Collateral repossessed by the Collateral Agent under or pursuant to SECTION 7.1 (Remedies; Obtaining the Collateral upon Default) and any other Collateral, whether or not so repossessed by the Collateral Agent, may, to the extent permitted by any Contract terms governing such Collateral, be sold, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms (whether cash or credit, and in the case of credit, without assumption of future credit risk) as the Collateral Agent may, in compliance with Applicable Laws and as directed by the Required Senior Parties, determine to be commercially reasonable. Any of the Collateral may be sold, leased or options or contracts entered to do so, or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine (upon the direction of the Required Senior Parties) to be commercially reasonable. Any such disposition shall be made upon not less than ten (10) days' written notice to the Partnership specifying the time such disposition is to be made and, if such disposition shall be a public sale, specifying the place of such sale. Any such sale may be adjourned by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by Applicable Laws, any Senior Party may itself bid for and become the buyer of the Collateral or any item thereof offered for sale at a public auction without accountability to the Partnership (except to the extent of surplus money received as provided in SECTION 7.4 (Application of Proceeds)).

                  SECTION 7.3. WAIVER. (a) EXCEPT AS OTHERWISE PROVIDED IN THIS SECURITY AGREEMENT, THE PARTNERSHIP HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL IN ACCORDANCE WITH THIS SECURITY AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE PARTNERSHIP WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND THE PARTNERSHIP HEREBY FURTHER WAIVES:

                  (i) all damages occasioned by such taking of possession except any damages which are finally judicially determined to have been the direct result of any Senior Party's gross negligence or wilful misconduct;

                  (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Senior Parties' rights hereunder;

                  (iii) demand of performance or other demand, notice of intent to demand or accelerate, notice of acceleration, presentment, protest, advertisement or notice of any kind to or upon the Partnership or any other Person; and

                  (iv) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Security Agreement or the absolute sale of the Collateral or any portion thereof, and the Partnership, for itself and all who may claim under it, insofar as it or they may now or hereafter lawfully do so, hereby waives the benefit of such laws.

                  (b) Without limiting the generality of the foregoing, the Partnership hereby: (i) authorizes the Collateral Agent, without notice to or demand upon the Partnership and without otherwise affecting the obligations of the Partnership hereunder from time to time, to take and hold other collateral granted to it by any other Person (in addition to the Collateral) for payment of any Obligations, or any part thereof, and to exchange, enforce or release such other collateral or any part thereof, and to accept and hold any endorsement or guarantee of payment of the Obligations or any part thereof, and to release or substitute any endorser or guarantor or any other person granting security for or in any way obligated upon any Obligations, or any part thereof; and (ii) waives and releases any and all right to require the Senior Parties to collect any of the Obligations from any specific item or items of Collateral or from any other party liable as guarantor or in any other manner in respect of any of the Obligations or from any collateral (other than the Collateral) for any of the Obligations.

                  (c) Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall, provided that it is done in accordance with applicable law and this Security Agreement, operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Partnership therein and thereto, and shall be a perpetual bar both at law and in equity against the Partnership and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Partnership.

                  SECTION 7.4. APPLICATION OF PROCEEDS; PARTNERSHIP LIABLE FOR DEFICIENCY. The Collateral Agent shall apply any proceeds from time to time held by it and the net proceeds of any collection, recovery, receipt, appropriation, realization or sale with respect to the Collateral in accordance with the Collateral Agency Agreement. Any surplus remaining after payment in full of all of the Obligations shall be paid over to the Partnership or to whomever may be entitled to receive such surplus. The Partnership shall be liable for any deficiency remaining after any application of funds pursuant hereto.

                  SECTION 7.5. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Senior Party in exercising any right, remedy, power or privilege hereunder and no course of dealing between the Partnership and any Senior Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by any Senior Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any Senior Party would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative and may be exercised singly or concurrently and as often and in such order as any Senior Party deems expedient and are not exclusive of any rights or remedies which the Senior Parties would otherwise have whether by agreement or now or hereafter existing under applicable law. No notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Senior Parties to any other or future action in any circumstances without notice or demand.

                  SECTION 7.6. DISCONTINUANCE OF PROCEEDINGS. In case any Senior Party shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Senior Party, then, in every such case, subject to the terms of any final non-appealable judgment rendered in any such proceeding, the Partnership, the Senior Parties and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral, subject to the security interest created under this Security Agreement, and all rights, remedies and powers of the Senior Parties shall continue as if no such proceeding had been instituted.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.1. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be provided in writing (including telegraphic, telex, facsimile or cable communication) and shall be sent by telecopy, telex, telegraph or cable with the original of such communication dispatched by registered airmail (or, if inland, registered first-class mail) with postage prepaid to the Partnership at 1044 N. 115th Street, Suite 400, Omaha, Nebraska 68154-4446 and the Collateral Agent at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Annette
M. Marsula, International & Project Finance Service Delivery or at such other address as shall be designated by such Person in a written notice to the other parties hereto and (a) all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or sent by overnight courier, be effective seven (7) days after being deposited in the mails in the manner as aforesaid, when delivered to the telegraph company or cable company (if inland), one (1) day or (if overseas) three (3) days after delivery to a courier in the manner as aforesaid, as the case may be, or when sent by telex (with the correct answer back) or telecopier (after confirmation of receipt).

                  SECTION 8.2. AMENDMENT. No waiver, amendment, modification or termination of any provision of this Security Agreement, or consent to any departure by the Partnership therefrom, shall in any event be effective without the prior written consent of the Collateral Agent, acting pursuant to the Collateral Agency Agreement, and none of the Collateral shall be released without the written consent of the Collateral Agent, acting pursuant to the Collateral Agency Agreement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 8.3. SUCCESSORS AND ASSIGNS. This Security Agreement shall be binding upon and inure to the benefit of the Partnership, the Senior Parties, all future holders of the Obligations and their respective successors and assigns, except that the Partnership may not assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent.

                  SECTION 8.4. SURVIVAL. All agreements, statements, representations and warranties made by the Partnership herein or in any certificate or other instrument delivered by the Partnership or on its behalf under this Security Agreement shall be considered to have been relied upon by the Senior Parties and shall survive the execution and delivery of this Security Agreement and the other Financing Documents regardless of any investigation made by the Senior Parties, or on their behalf until the Obligations shall have been paid in full.

                  SECTION 8.5. HEADINGS DESCRIPTIVE. The headings of the several sections of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

                  SECTION 8.6. SEVERABILITY. In case any provision in or obligation under this Security Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 8.7. PARTNERSHIP'S DUTIES. Anything herein contained to the contrary notwithstanding, the Partnership shall remain liable to perform all of its obligations under or with respect to the Collateral, and the Senior Parties shall not have any obligations or liabilities under or with respect to any Collateral by reason of or arising out of this Security Agreement, nor shall the Senior Parties be required or obligated in any manner to perform or fulfill any of the obligations of the Partnership under or with respect to any Collateral except to the extent any of the Senior Parties have assumed the same.

                  SECTION 8.8. CONTINUING SECURITY INTEREST. This Security Agreement shall create a continuing Lien on the Collateral until the release thereof pursuant to SECTION 8.9 (Termination; Release).

                  SECTION 8.9. TERMINATION; RELEASE. Upon the Debt Termination Date (as defined in the Collateral Agency Agreement), this Security Agreement shall terminate (except as provided in SECTION 8.4 (Survival)), and the Collateral Agent, at the request and expense of the Partnership, will promptly execute and deliver to the Partnership the proper instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to the Partnership (without recourse and without any representation or warranty of any kind) such of the Collateral as may be in the possession of the Collateral Agent and has not theretofore been disposed of or otherwise applied or released.

                  SECTION 8.10. REINSTATEMENT. This Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Senior Parties in respect of the Obligations is rescinded or must otherwise be restored or returned by such Senior Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Partnership or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Partnership or any substantial part of its assets, or upon the entry of an order by a bankruptcy court avoiding payment of such amount, or otherwise, all as though such payments had not been made.

                  SECTION 8.11. COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, each of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

                  SECTION 8.12. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. (a) This Security Agreement is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations Law).

                  (b) Any legal action or proceeding against the Partnership with respect to this Security Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Security Agreement, the Partnership hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Partnership agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Partnership, and may be enforced in any other jurisdiction, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. The Partnership irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Partnership, at its address referred to in SECTION 8.1 (Notices), such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Collateral Agent or any other Person to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Partnership in any other jurisdiction.

                  (c) The Partnership hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Security Agreement in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (d) EACH OF THE PARTNERSHIP AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY MATTER ARISING HEREUNDER.

                  SECTION 8.13. AUTHORITY OF COLLATERAL AGENT. The Partnership acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Senior Parties, be governed by the Collateral Agency Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Partnership, the Collateral Agent shall be conclusively presumed to be acting as agent for the Senior Parties with full and valid authority so to act or refrain from acting, and the Partnership shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  SECTION 8.14. CONFLICT WITH COLLATERAL AGENCY AGREEMENT. In case of a conflict between any provision of this Security Agreement and any provision of the Collateral Agency Agreement, the provisions of the Collateral Agency Agreement shall control. No such conflict shall be deemed to exist merely because this Security Agreement imposes greater obligations on the Partnership than the Collateral Agency Agreement.

                  SECTION 8.15. INDEMNITIES AND EXPENSES. The obligation of the Partnership to pay the costs and expenses of, and to indemnify, defend and hold harmless, the Collateral Agent and the Senior Parties under and in connection with this Security Agreement shall be as provided in SECTION 6.4 (Indemnification Bankruptcy) of the Collateral Agency Agreement as in effect as of the date hereof. No amendment to such SECTION 6.4 or termination of the Collateral Agency Agreement shall affect the provisions of this SECTION 8.15 unless such amendment or termination shall have been consented to by the parties to this Security Agreement in accordance with the provisions hereof and of the Collateral Agency Agreement.

                  SECTION 8.16. ENTIRE AGREEMENT. This Security Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                   TENASKA GEORGIA PARTNERS, L.P.

                                   By: Tenaska Georgia, Inc.,
                                       Managing General Partner


                                   By: /s/ MICHAEL F. LAWLER
                                       -----------------------------------------
                                       Name:  Michael F. Lawler
                                       Title: Vice President of Finance &
                                              Treasurer

                                   THE CHASE MANHATTAN BANK,
                                            as Collateral Agent


                                   By: /s/ ANNETTE M. MARSULA
                                       -----------------------------------------
                                       Name:  Annette M. Marsula
                                       Title: Assistant Vice President

                                                                   Schedule I to
                                                                  ASSIGNMENT AND
                                                              SECURITY AGREEMENT

                                 FILING OFFICES

l.  State of Nebraska, Secretary of State

2.  State of New York, Secretary of State

3.  State of Georgia, Secretary of State

4.  State of Georgia, Heard County

5.  State of New York, County of New York

                                                                  Schedule II to
                                                                  ASSIGNMENT AND
                                                              SECURITY AGREEMENT

                                   INSTRUMENTS

None.

Schedule I-  Filing Offices
----------
Schedule II- Instruments
-----------